EXHIBIT 99


Investor Contact:                                        Media Contact:
Linda S. Lennox                                          Chris Reardon
Director, Investor Relations                             Manager, Public Affairs
(908) 719-4222                                           (908) 719-4224
llennox@nui.com                                          creardon@nui.com

For Immediate Release

                NUI ANNOUNCES ANNUAL MEETING OF SHAREHOLDERS DATE

Bedminster, NJ - August 25, 2004 - NUI Corporation (NYSE:NUI) today announced it will hold its annual meeting of shareholders on Thursday, October, 21, 2004, at 10:00 a.m. EST at the Somerset Marriott, 110 Davidson Avenue, Somerset, New Jersey 08873. The purpose of the annual meeting is to:

     1. consider and vote upon a proposal to adopt the Agreement and Plan of Merger (Merger Agreement), dated as of July 14, 2004, by and among AGL Resources Inc (AGL), NUI and Cougar Corporation, a wholly-owned subsidiary of AGL that was formed solely for the purpose of the merger;

     2.   vote to elect four directors to serve on the NUI board of directors;

     3. ratify the appointment of PricewaterhouseCoopers LLP as NUI's independent public accountant for the fiscal years ending September 30, 2004 and 2005; and

     4. transact such other business as may properly come before the meeting or any adjournment of postponement thereof, including considering any procedural matters incident to the conduct of the annual meeting, such as adjournment or postponement of the annual meeting.

Any shareholder proposals must be received by NUI by 5:00 p.m. on September 3, 2004, in order to be included on the company's proxy card and included, along with any supporting statement, in the company's proxy statement. Proposals received after 5:00 p.m. on September 3, 2004, will not be eligible for inclusion on the company's proxy card. Shareholder proposals should be submitted to Steven D. Overly, Secretary, NUI Corporation, 550 Route 202-206, Bedminster, NJ 07921. Any shareholder submitting a proposal must meet the requirements of Rule 14a-8 under the Securities and Exchange Act of 1934, as amended.

The Board of Directors of NUI, by unanimous vote, has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of our shareholders and other stakeholders, has approved the merger agreement and the transactions contemplated by the merger agreement and unanimously recommends that our shareholders vote FOR approval of the merger agreement at the annual meeting.

The holders of record of shares of NUI common stock as of the close of business on September 7, 2004, which is the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting. The Notice of Annual Meeting of Shareholders
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and Proxy Statement will be mailed to such holders of record on or about
September 13, 2004.

About NUI

NUI Corporation, based in Bedminster, NJ, is an energy company that operates natural gas utilities and businesses involved in natural gas storage and pipeline activities. NUI Utilities' divisions include Elizabethtown Gas in New Jersey, City Gas Company of Florida and Elkton Gas in Maryland. For more information, visit www.nui.com.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed transaction, NUI has filed with the Securities and Exchange Commission (SEC) a preliminary proxy statement regarding the proposed merger transaction on Schedule 14A. The information contained in such preliminary filing is not complete and may change. Investors are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. The definitive proxy statement will be sent to the stockholders of NUI seeking their approval of the proposed transaction. In addition, you may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. Also, you may obtain documents filed with the SEC by NUI free of charge by requesting them in writing from NUI Corporation, P.O. Box 760, Bedminster, NJ 07921, Attention: Investor Relations, or by telephone at (908) 719-4223.

Participants in Solicitation

NUI and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of NUI in connection with the merger. Information about NUI's directors and executive officers and their ownership of NUI's common stock is included in NUI's Form 10-K, filed with the SEC on May 13, 2004. Additional information about the interests of NUI's participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement when it becomes available.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the sale of NUI Corporation. These statements are based on management's current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, those factors set forth in NUI Corporation's Form 10-K, Form 10-Qs and its other filings with the Securities and Exchange Commission; NUI's ability to consummate the sale in the time period anticipated or at all; the ability to obtain the regulatory and other approvals required for the transaction on the terms expected or on the anticipated schedule; the timing of mailing the definitive proxy statement and holding NUI's shareholders' meeting; and other uncertainties, all of which are difficult to predict and some of which are beyond NUI Corporation's control. For these reasons, you should not rely on these forward-looking statements when making investment decisions. The words "expect," "believe," "project," "anticipate," "intend," "should," "could," "will," and variations of such words and similar expressions, are intended to identify forward-looking statements. NUI Corporation does not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise.

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